Exhibit 99.1

                  Heritage Bankshares, Inc. Declares Dividend

    NORFOLK, Va., Jan. 28 /PRNewswire-FirstCall/ -- Today the Board of Directors of Heritage Bankshares, Inc., (OTC Bulletin Board: HBKS) declared a $.20 per share dividend. The dividend will be distributed on February 20, 2004 to shareholders of record as of February 10, 2004.

    Heritage Bankshares, Inc. headquartered in Norfolk, Virginia is the parent company of Heritage Bank & Trust. Information about the Company and the Bank can be found at heritagenorfolk.com.



SOURCE  Heritage Bankshares, Inc.
    -0-                             01/28/2004
    /CONTACT: Catherine P. Jackson, Executive Vice-President & CFO of Heritage Bankshares, Inc., +1-757-523-2601/
    /Web site:  http://www.heritagenorfolk.com/
    (HBKS)

CO:  Heritage Bankshares, Inc.; Heritage Bank & Trust
ST:  Virginia
IN:  FIN OTC
SU:  DIV